THIRD AMENDMENT TO THE

GLOBAL SECURITIES LENDING AGENCY AGREEMENT

This Amendment, dated September 25, 2020, hereby amends the Amended and Restated Global Securities Lending Agency Agreement (the “Agency Agreement”) dated as of October 1, 2019 as amended from time to time between (i) CITIBANK, N.A., a national banking organization (the “Agent”) and (ii) each of the registered investment companies identified on the signature page hereto (each a “Registrant” and collectively, the “Registrants”) on behalf of each of its respective series identified on Appendix A to the Agency Agreement (each a “Lender” and collectively, the “Lenders”). Capitalized terms used herein without definition shall have the meaning assigned thereto in the Agency Agreement.

WHEREAS, the Parties wish to amend the Agency Agreement to replace Appendix A and Exhibit A to the Agency Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Appendix A to the Agency Agreement is hereby deleted in its entirety and replaced with the Amended and Restated Appendix A.

2.	Exhibit A to the Agency Agreement is hereby deleted in its entirety and replaced with the Amended and Restated Exhibit A.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

CITIBANK, N.A., Agent			The Hartford Mutual Funds, Inc., on behalf of its respective Lenders set forth on Amended and Restated Appendix A

The Hartford Mutual Funds II, Inc., on behalf of its respective Lenders set forth on Amended and Restated Appendix A

Hartford Series Fund, Inc., on behalf of its respective Lenders set forth on Amended and Restated Appendix A

Hartford HLS Series Fund II, Inc., on behalf of its respective Lenders set forth on Amended and Restated Appendix A

Lattice Strategies Trust, on behalf of its respective Lenders set forth on Amended and Restated Appendix A

Hartford Funds Exchange-Traded Trust, on behalf of its respective Lenders set forth on Amended and Restated Appendix A

By:	/s/ Richard Kissinger	By:	/s/ Amy Furlong
Name:	Richard Kissinger		Name:Amy Furlong
Title:	Director		Title: Treasurer

Amended and Restated

Appendix A

Lenders

The Hartford Mutual Funds, Inc.
1. The Hartford Balanced Income Fund
2. Hartford AARP Balanced Retirement Fund
3. The Hartford Capital Appreciation Fund
4. Hartford Core Equity Fund
5. The Hartford Dividend and Growth Fund
6. Hartford Emerging Markets Equity Fund
7. The Hartford Emerging Markets Local Debt Fund
8. Hartford Climate Opportunities Fund
9. The Hartford Equity Income Fund
10. Hartford Global Impact Fund
11. The Hartford Global Real Asset Fund
12. The Hartford Healthcare Fund
13. The Hartford Inflation Plus Fund
14. Hartford International Equity Fund
15. The Hartford International Growth Fund
16. The Hartford International Opportunities Fund
17. The Hartford International Value Fund
18. The Hartford MidCap Fund
19. The Hartford MidCap Value Fund
20. Hartford Multi-Asset Income and Growth Fund
21. Hartford Municipal Income Fund
22. The Hartford Municipal Opportunities Fund
23. Hartford Municipal Short Duration Fund
24. The Hartford Short Duration Fund
25. Hartford Small Cap Value Fund
26. The Hartford Small Company Fund
27. The Hartford Strategic Income Fund
28. The Hartford Total Return Bond Fund
29. The Hartford World Bond Fund

The Hartford Mutual Funds II, Inc.
1. The Hartford Growth Opportunities Fund
2. The Hartford Small Cap Growth Fund
3. Hartford Quality Value Fund
4. Hartford Schroders Emerging Markets Equity Fund
5. Hartford Schroders Emerging Markets Multi-Sector Bond Fund
6. Hartford Schroders International Multi-Cap Value Fund
7. Hartford Schroders International Stock Fund
8. Hartford Schroders Tax-Aware Bond Fund
9. Hartford Schroders US Small Cap Opportunities Fund
10. Hartford Schroders US MidCap Opportunities Fund
11. Hartford Multifactor International Fund
12. Hartford Multifactor Large Cap Value Fund

Hartford Series Fund, Inc.
1. Hartford Balanced HLS Fund
2. Hartford Capital Appreciation HLS Fund
3. Hartford Disciplined Equity HLS Fund

4. Hartford Dividend and Growth HLS Fund
5. Hartford Healthcare HLS Fund
6. Hartford International Opportunities HLS Fund
7. Hartford MidCap HLS Fund
8. Hartford Small Company HLS Fund
9. Hartford Stock HLS Fund
10. Hartford Total Return Bond HLS Fund
11. Hartford Ultrashort Bond HLS Fund

Hartford HLS Series Fund II, Inc.
1. Hartford Small Cap Growth HLS Fund

Lattice Strategies Trust
1. Hartford Multifactor Developed Markets (ex-US) ETF
2. Hartford Multifactor Emerging Markets ETF
3. Hartford Multifactor Small Cap ETF
4. Hartford Multifactor Diversified International ETF
5. Hartford Multifactor US Equity ETF

Hartford Funds Exchange-Traded Trust
1. Hartford Municipal Opportunities ETF
2. Hartford Schroders Tax-Aware Bond ETF
3. Hartford Short Duration ETF
4. Hartford Total Return Bond ETF
5. Hartford Core Bond ETF

Amended and Restated Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

LIST OF DESIGNATED ACCOUNTS

[REDACTED]